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Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment No. 1 to Registration Statement No. 333-52250 on Form S-6 of our report dated January 5, 2001, relating to the statement of condition of Equity Investor Fund Standard & Poor's Intrinsic Value Portfolio 2001 Series C, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
January 5, 2001

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